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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            FARALLON MERGER  CORP.
                           (A DELAWARE CORPORATION)
                                     INTO
                         FARALLON COMMUNICATIONS, INC.
                           (A DELAWARE CORPORATION)

                        (PURSUANT TO SECTION 253 OF THE
                     GENERAL CORPORATION LAW OF DELAWARE)

Farallon Communications, Inc. (the "Company"), a corporation incorporated under
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the laws of the State of Delaware, does hereby certify:

FIRST: that the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: that the Company owns all of the issued and outstanding shares of the capital stock of Farallon Merger Corp. ("Subsidiary"), a Delaware corporation.
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THIRD: that the Company, by the following resolutions of its Board of Directors duly adopted on October 29, 1997, determined to merge the Subsidiary into itself:

RESOLVED, that the Company merge into itself its subsidiary, Farallon Merger Corp., and assume all of such subsidiary's liabilities and obligations.

FURTHER RESOLVED, that as permitted by Section 253 of the Delaware General Corporation Law, as part of and upon the effectiveness of such merger, the name of the Company shall be changed to "Netopia, Inc.".

FURTHER RESOLVED, that the Company be and hereby is authorized to enter into an agreement and plan of merger or certificate of ownership and merger setting forth a copy of the resolutions to merge Farallon Merger Corp., into the Company and to assume such subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and to make any other required filings in the State of Delaware; and that the officers of the Company be, and hereby are, authorized and directed to take such actions and execute such instruments as may be necessary or appropriate to create a new subsidiary for purposes of implementing the foregoing transaction, to effect the short-form merger and change of corporate name as described above, and to take such other actions and make such filings with applicable federal, state or local authorities in connection with the change of corporate name as they deem necessary or appropriate; and that all such actions and instruments are hereby approved.
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IN WITNESS WHEREOF, the Company has caused this certificate to be signed by the duly authorized officer indicated below on the 7/th/ day of November 1997.


                                    By: /s/James A. Clark
                                        ---------------------
                                        James A. Clark, Chief Financial Officer


                  [Signature Page to Certificate of Ownership
                       of Farallon Communications, Inc.]



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